SUBLICENSE AGREEMENT

         This Agreement is entered into to be effective as of September 12, 1997 by and between IVI Publishing, Inc., a Minnesota corporation, 7500 Flying Cloud Drive, Eden Prairie, Minnesota 55344 ("IVI") and Mayo Foundation for Medical Education and Research, a Minnesota non-profit corporation, 200 Southwest First Street, Rochester, Minnesota 55905 ("Mayo").

         In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. Grant of Sublicense. Subject to the terms and conditions of this Agreement, IVI grants and Mayo accepts a limited, personal, nontransferable, nonexclusive sublicense of IVI's license to use the Databases, as that term is defined in the License Agreement by and between the United States Pharmacopeial Convention, Inc. ("Licensor") and IVI dated July 1, 1996, as amended by the Renewal and Amendment dated July 1, 1997, and as further amended by the Amendment and Acknowledgment executed by USP as of September ___, 1997 (the "USP License Agreement"), solely for use on Mayo's health information website known as the "Oasis" (the "Health Site"). Mayo is prohibited from sublicensing any of it rights hereunder to any party other than its employees, end-user customers. Mayo agrees to abide by all of the terms and conditions relating to the use of the Databases contained in the USP License Agreement, which are incorporated herein by reference. During the term of this Agreement, Mayo shall allow the Licensor to have unlimited access to the Health Site, without charge.

         2. Limitations. Mayo agrees that it will permit its customers to access and use the Databases only in accordance with the terms and provisions of the USP License Agreement. Mayo shall not and agrees not to authorize others to copy (except for non-professional personal use), modify, alter, revise, paraphrase, omit, change, display, store, time-share, rent, lease, sublicense, publish, distribute, transmit, transfer, assign, sell, incorporate in other products or services or the products or services of any other entity, or commercially exploit in any manner whatsoever the Databases or any portion thereof. Mayo further agrees to take all reasonable steps to protect the Databases from unauthorized access.

         3. Royalties. In exchange for the sublicense granted pursuant to this Agreement, Mayo agrees to pay IVI royalties of $1,000.00 per month. Monthly royalty payments are due in advance on the first business day of each month. The monthly royalty payment shall be pro rated for any partial calendar month during the term of this Agreement.

         4. Advertising Restrictions. Mayo agrees that it shall at no time take any action or make any statement that could discredit or harm in any manner the good reputation of Licensor or its products or services. This includes, but is not limited to, creating hyper-text links from the Health Site to other sites on the Internet, as well as juxtaposing advertising or other materials that constitute "labeling" or any other illegal act, that are likely to create or are intended to create the impression that Licensor endorses the goods or services of other individuals, companies or organizations, or that other individuals, companies or organizations endorse the goods or services of Licensor. Floating advertisement "banners" at the top or bottom of an Internet screen are permissible only if all of the following conditions are met: (a) Licensor's information is clearly separated from the Information in the banner; (b) the advertisement is clearly not advertising Licensor's goods or services; (c) juxtaposition of the banner does not imply an endorsement of the subject matter of the advertisement; and (d) the juxtaposition does not constitute "labeling" or any other illegal act.

         5. Proprietary Rights. Mayo acknowledges and agrees that the Databases, all copies thereof and all methods for structuring, organizing, sequencing and indexing it constitute valuable trade secrets of Licensor and are proprietary to and confidential information of Licensor (as used in this paragraph, "Licensor" shall mean Licensor and/or its vendors, suppliers or contractors). Title to the Databases and all applicable copyrights, trade secrets, patents and other intellectual and property rights in it are and remain with Licensor. All other aspects of the Databases, including, without limitation, data, methods of processing, specific design and structure, the interaction of documents contained therein and unique design techniques employed therein as well as document storage and quality assurance methodologies, shall remain the sole and exclusive property of Licensor and shall not be sold, used, revealed, disclosed or otherwise communicated, directly or indirectly, by Mayo to any person, company or institution whatsoever. No title to or ownership of the Databases, or any part thereof, or any aspect related to or trade secret involved with the Databases is hereby transferred to Mayo.

         6. Software Security. Mayo shall implement appropriate security software acceptable to Licensor to ensure protection of the Databases. Mayo shall maintain such accepted security software during the full term of this Agreement. If Mayo fails to implement or maintain such appropriate security software, IVI shall terminate this Agreement if after providing written notice to Mayo, Mayo fails to cure such failure within seventy-two (72) hours after delivery of such notice.

Mayo agrees that violation of any provision of this Section may result in irreparable injury to IVI and Licensor for which there may not be any adequate remedy at law. As a result, Mayo agrees that in addition to any other remedies available to it, IVI and/or Licensor may bring an action or actions for injunctive relief, including a temporary restraining order, preliminary injunction or permanent injunction and reasonable attorney's fees and costs.

         7. Corrections. In the event IVI or Licensor discovers a critical or a medically significant error or omission in any of the Licensor information provided under this Agreement to Mayo, IVI shall notify Mayo by telephone or facsimile message immediately after the error or omission has been discovered. Mayo agrees to promptly correct the error on the Health Site.

         8. Disclaimers/Notices. Mayo shall include the following language in the general disclaimer which provides users access to the Health Site:

         "The information in this leaflet has been selectively abstracted from USP DI(R) for use as an educational aid and does not offer all possible uses, actions, precautions, side effects, or interactions of this medicine. It is not intended as medical advice for individual problems.

         The information about drugs contained in this database is general in nature and is intended for use as an educational aid. It does not cover all possible uses, actions, precautions, side effects, or interactions of these medicines, nor is the information intended as medical advice for individual problems or for making an evaluation as to the risks and benefits of taking a particular drug."

         "NOTICE: The information contained herein has been devised without reference to cultural, dietary, societal, language, prescribing or dispensing conditions (including those imposed by law), other than those of the Untied States, which might affect the information provided."

         "The text that a user may be viewing at any one time, or may print, may contain only a portion of the full Leaflet or USP monograph. The entire USP DI(R) should be consulted for complete information."

         "Information is for personal use any may not be sold or redistributed."

Mayo also agrees to include on the Health Site the appropriate copyright and trademark notices as required by Licensor under Sections 10 and 11 of the USP License Agreement.

         9. Limited Warranty: Exclusion of Damages. Mayo acknowledges, and shall require each person given access to the Health Site to acknowledge, that any collection or any compilation of data entails the likelihood of some human and machine errors, omissions, delays, interruptions, and losses, including inadvertent loss of data or damage to media, that may give rise to loss or damage. Accordingly, Mayo agrees THAT THE DATABASES ARE PROVIDED "AS IS"; NEITHER LICENSOR NOR IVI MAKES ANY REPRESENTATION OR WARRANTY WITH RESPECT TO ITS ACCURACY, COMPLETENESS, OR CURRENTNESS; AND LICENSOR AND IVI SPECIFICALLY DISCLAIM ANY OTHER WARRANTY, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THE ENTIRE RISK AS TO THE QUALITY AND PERFORMANCE OF MAYO'S PROGRAM IS WITH MAYO. NEITHER LICENSOR NOR IVI WARRANTS THAT THE INFORMATION CONTAINED IN THE DATABASES WILL MEET MAYO'S REQUIREMENTS OR THAT THE OPERATION OF THE DATABASES WILL BE ERROR-FREE. LICENSOR SOLELY WARRANTS THE ELECTRONIC MEDIA ON WHICH THE DATABASES ARE FURNISHED TO BE FREE FROM DEFECTS IN MATERIALS AND WORKMANSHIP UNDER NORMAL USE FOR A PERIOD OF THIRTY (30) DAYS FROM THE DATE OF DELIVERY TO MAYO. NEITHER LICENSOR NOR IVI SHALL NOT BE LIABLE ON ACCOUNT OF ANY SUCH ERRORS, OMISSIONS, DELAYS, OR LOSSES. MAYO AGREES THAT IN NO EVENT WILL LICENSOR OR IVI BE LIABLE FOR THE RESULTS OF MAYO'S USE OF THE DATABASES, OR ITS INABILITY OR FAILURE TO CONDUCT ITS BUSINESS, OR FOR DIRECT, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES. MAYO FURTHER AGREES THAT IN NO EVENT WILL THE TOTAL AGGREGATE LIABILITY OF LICENSOR AND IVI FOR ANY CLAIMS, LOSSES, OR DAMAGES ARISING UNDER THIS AGREEMENT AND SERVICES PERFORMED HEREUNDER, WHETHER IN CONTRACT OR TORT, INCLUDING NEGLIGENCE, EXCEED THE TOTAL AMOUNT PAID BY MAYO TO IVI DURING THE PRECEDING TWELVE-MONTH PERIOD, EVEN IF LICENSOR AND/OR IVI HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH POTENTIAL CLAIM, LOSS, OR DAMAGE. THE FOREGOING LIMITATION OF LIABILITY AND EXCLUSION OF CERTAIN DAMAGES SHALL APPLY REGARDLESS OF THE SUCCESS OR EFFECTIVENESS OF OTHER REMEDIES.

If the foregoing limitations are held to be unenforceable, Licensor's and IVI's liability for damages under this Sublicense Agreement to Mayo shall in any event not exceed the total amount of royalties paid by Mayo hereunder.

         10.  Remedies.   Licensor's  and  IVI's  entire  liability  and  Mayo's
exclusive  remedy if a Database fails to meet the Limited  Warranty set forth in
Section 9 above shall be:

         a) the replacement of any diskette not meeting USP's "Limited Warranty," or

         b) if IVI is unable to deliver a diskette which is free of defects in materials or workmanship, IVI may terminate this Agreement by returning the Databases.

         11. Indemnification. Mayo agrees to indemnify and hold IVI harmless from any and all liability that IVI may have to USP under the indemnification provision set forth in Section 16(a) of the USP License Agreement which result Mayo's use of the Databases under the terms of this Sublicense Agreement and/or resulting from any third party claim relating to the material contained on the Health Site.

         12. Term and Termination.

         a) Term. This Agreement shall commence as of the effective date set forth on the first page of this Agreement and shall automatically expire upon the termination or expiration of the USP License Agreement, unless earlier terminated pursuant to the provisions of subparagraph b) or c) below, or Section 6 herein.

         b) Termination by Mayo. Mayo shall have the right to terminate this Agreement, with or without cause, upon delivery of thirty
                  (30) days prior written notice to IVI.

         c) Termination for Breach. If Mayo fails to perform or breaches any term or provision of this Agreement, IVI may terminate this Agreement effective twenty (20) days after delivery of written notice to Mayo describing the breach and the proposed cure; provided, however, this Agreement shall not terminate if such breach is cured within such twenty (20) day period.

         d) Effect of Termination. Upon expiration or termination of this Agreement, Mayo agrees to immediately return to IVI all materials originally delivered by IVI to Mayo relating to the Databases.

         13. Relationship of Parties. Nothing in this Agreement shall be construed to constitute or appoint either party as the agent, partner, or representative of the other party for any purpose whatsoever, or to grant to either party any rights or authority to assume or create any obligation or responsibility, express or implied, for or on behalf of or in the name of the other, or to bind the other in any way or manner whatsoever.

         14. General Provisions.

         a) Entire Agreement and Amendments. This Agreement constitutes the entire Agreement between the parties relating to the Databases. This Agreement shall not be amended or modified except by a written document signed by both parties.

         b) Waiver. No purported waiver of any provision of this Agreement shall be binding unless set forth in a written document signed by the party to be charged thereby. Any waiver shall be limited to the circumstance or event specifically referenced in the written waiver document and shall not be deemed to be a waiver of any other term of this Agreement or of the same circumstance or event upon any recurrence thereof.

         c)       Severability.  If any  part  of this  Agreement  is held to be
                  unenforceable,   the   remainder  of  this   Agreement   shall
                  nevertheless remain in full force and effect.

         d) Notices. All notices required under this Agreement shall not be valid unless set forth in writing and shall be deemed to have been duly given: (i) when received if delivered in person; (ii) the next business day if delivered by facsimile transmission (with receipt confirmed) or if delivered by reputable overnight delivery service for next business day delivery; or (iii) on the fifth (5th) business day after depositing in the U.S. mail for delivery by air mail, return receipt requested, postage prepaid and addressed to the appropriate party at the addresses set forth on the first page hereof. If either party should change its address or facsimile number, such party shall give written notice to the other party of the new address and/or new facsimile number in the manner set forth above, but any such notice shall not be effective until actually received by the addressee.

         e) Assignment. This Agreement may not be assigned by Mayo by operation of law or otherwise to any other person, persons, firms or corporations without the express written approval of IVI and Licensor.

         f)       Governing  Law.  This  Agreement   shall  be  interpreted  and
                  construed in accordance with the laws of the State of Minnesota.

         The parties hereto have executed this Agreement in a manner appropriate to each to be effective as of the date set forth above.


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


IVI PUBLISHING, INC.                       MAYO FOUNDATION FOR
                                           MEDICAL EDUCATION AND
                                           RESEARCH


         /s/ Joy Solomon                         /s/ Rick F. Colvin
Signature                                  Signature

         Joy Solomon                             Rick F. Colvin
Name                                       Name

         CEO & President                         (blank)
Title                                      Title